                                                                     Exhibit 3.2









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                              AMENDED AND RESTATED

                               OPERATING AGREEMENT

                                       OF

                      SOUTHWIND DEVELOPMENT COMPANY, L.L.C.

                           DATED AS OF MARCH 10, 1999


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



                                TABLE OF CONTENTS

 1.       CERTAIN DEFINED TERMS.........................................................................  1

 2.       CAPITALIZATION OF THE COMPANY.................................................................  2
          (a)      Initial Capital Contributions........................................................  2
          (b)      Additional Contributions.............................................................  2
          (c)      Class A Units and Class B Units......................................................  2
          (d)      Indemnification for Guaranteed Debt..................................................  3
          (e)      Nature of the Obligations............................................................  3
          (f)      No Voluntary Withdrawal, Resignation or Return of Capital............................  3

 3.       MANAGEMENT OF THE COMPANY.....................................................................  3
          (a)      Management by Managers...............................................................  3
          (b)      Administrative Certifications........................................................  3
          (c)      Resignation, Removal or Dissolution of a Manager.....................................  4
          (d)      Durable Power of Attorney............................................................  4
          (e)      Decisions Reserved to Members........................................................  4
          (f)      Transactions with Members............................................................  5
          (g)      Company Property.....................................................................  5
          (h)      Execution of Instruments.............................................................  5

 4.       TAX, ACCOUNTING AND FINANCIAL MATTERS.........................................................  5
          (a)      Partnership Status...................................................................  5
          (b)      Capital Accounts.....................................................................  5
          (c)      Distribution of Funds................................................................  6
          (d)      Preparation of Tax Returns...........................................................  6
          (e)      Tax Allocations......................................................................  6
          (f)      Additional Tax Provisions............................................................  6
          (g)      Books of Account.....................................................................  7
          (h)      Banking and Investments..............................................................  7

 5.       TRANSFERS BY MEMBERS..........................................................................  7
          (a)      General Restrictions.................................................................  7
          (b)      Company Restrictions.................................................................  8
          (c)      Death, Dissolution, Incompetency, Insolvency or Bankruptcy of a
                   Member...............................................................................  8
          (d)      Effect of Transfer...................................................................  8
          (e)      Effect of Agreement..................................................................  8

 6.       CESSATION OF MEMBERSHIP.......................................................................  9


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
7.       DISSOLUTION OF THE COMPANY....................................................................  9
         (a)      Events Causing Dissolution...........................................................  9
         (b)      Winding Up Of Business...............................................................  9

8.       LIABILITY AND INDEMNIFICATION PROVISIONS......................................................  9
         (a)      Obligations and Debts of the Company.................................................  9
         (b)      Liability of Members to Each Other................................................... 10
         (c)      Exculpation of Members............................................................... 10
         (d)      Indemnification by Company........................................................... 10
         (e)      Interim Advances..................................................................... 10
         (f)      Maintenance of Indemnification Insurance............................................. 11
         (g)      Notification and Defense of Claims................................................... 11
         (h)      Other Remedies....................................................................... 11
         (i)      Scope of Provisions.................................................................. 11

9.       DUTY OF LOYALTY AND CARE...................................................................... 11

10.      GENERAL PROVISIONS............................................................................ 12
         (a)      Specific Performance................................................................. 12
         (b)      Arbitration Of Disputes.............................................................. 13
         (c)      Procedure For Consent................................................................ 13
         (d)      Survival of Rights................................................................... 13
         (e)      Headings............................................................................. 13
         (f)      Governing Law........................................................................ 13
         (g)      Waiver............................................................................... 13
         (h)      Amendment............................................................................ 14
         (i)      Further Assurances................................................................... 14
         (j)      Notice............................................................................... 14
         (k)      Entire Agreement..................................................................... 14


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                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                      SOUTHWIND DEVELOPMENT COMPANY, L.L.C.


THIS AMENDED AND RESTATED OPERATING AGREEMENT is made and entered into as of the 10th day of March, 1999, by and between JULIAN B. MACQUEEN ("MacQueen") and SOUTHWIND DEVELOPMENT MANAGEMENT COMPANY, INC. ("Southwind Development").


                                R E C I T A L S:


WHEREAS, MacQueen organized Southwind Development Company, L.L.C. (the "Company") pursuant to the Alabama Limited Liability Company Act (the "Act"), as set forth in the Code of Alabama (1994), ss. 10-12-1 et seq., as the same may be amended from time to time;

WHEREAS, MacQueen transferred one percent (1%) of his Membership Interest to Southwind Development;

WHEREAS, MacQueen desires to admit Southwind Development as a substitute Member and to resign as Manager of the Company and to appoint Southwind Development as Manager of the Company; and

WHEREAS, the Members have entered into this Operating Agreement (the "Agreement") to regulate and establish the affairs of the Company, the conduct of its business, and the relations of its Members.

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties herein contained, the parties do hereby agree as follows:

1. CERTAIN DEFINED TERMS. Capitalized terms used herein and not otherwise defined shall have the respective meanings indicated below:

(a) "Manager" means Southwind Development in its capacity as Manager of the Company and any Person designated as a substitute or additional Manager of the Company pursuant to this Agreement; but such term does not include any person who has ceased to be a Manager of the Company.

(b) "Majority" means any one or more of the Members authorized to act on a particular matter whose aggregate Percentage Interest equals or exceeds fifty-one percent (51%) of the aggregate Percentage Interest of all Members who are so authorized.



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(c) "Members" means and includes the Members listed in the preamble to this
Agreement and any additional Members admitted to the Company pursuant to the provisions of this Agreement, but such term does not include such parties who have ceased to be Members.

(d) "Membership Interest" means the ownership interest of a Member in the Company at any particular time, including a Member's share of profits and losses, the right to receive distributions from the Company, and the other rights accorded to such Member under this Agreement or by the Act.

(e) "Percentage Interest" means, subject to adjustment upon any transfer required or permitted under this Agreement, a fraction with a numerator equal to the number of Class A Units owned by such Member and a denominator equal to the total issued and outstanding Class A Units owned by all Members. Each Member's initial Percentage Interest is shown on EXHIBIT A attached to this Agreement.

(f) "Person" means any individual or any partnership, limited liability company, corporation, trust, estate, or other association, whether created by the laws of the State of Alabama or another state or foreign country.

(g) "Units" means the Class A and Class B units of participation in the Company, which are issued, held and conveyed pursuant to this Agreement.

2. CAPITALIZATION OF THE COMPANY.

(a) Initial Capital Contributions. Each Member has made a contribution to the capital of the Company. In exchange for such capital contributions, each Member has received Units indicated for such Member on EXHIBIT A attached hereto for an aggregate of One Hundred (100) issued and outstanding Class A Units. Southwind Development has, as the initial Manager of the Company, received one (1) Class B Unit.

(b) Additional Contributions. No Member shall be permitted or required to make any additional capital contributions except as expressly required or permitted pursuant to this Agreement.

(c) Class A Units and Class B Units. Except as otherwise provided herein, Class A Units shall be issued to and held by MacQueen, Southwind Development and any substitute or replacement Members. Class B Units shall only be issued to and held by the Manager and shall entitle the holder thereof to exercise the rights and obligations of a Manager hereunder. Upon the resignation, removal or dissolution of a Manager in accordance with Section 3(c) hereof, such resigning, removed or deceased Manager shall surrender to the Company his certificates evidencing ownership of such Class B Units and the Company shall issue a new certificate evidencing ownership of one Class B Unit to each successor Manager appointed in accordance with the provisions hereof.


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(d) Indemnification for Guaranteed Debt. The Members acknowledge that from time to time, one or more of them may be called upon to guarantee debts and obligations of the Company. The Members intend that any amount paid pursuant to any such guarantee of indebtedness (a "Guaranty") shall be borne by them in accordance with their respective Percentage Interests on the date that the Company or any Member first receives notice (whether or not in writing) from the creditor of any such guaranteed indebtedness that a default with respect to such indebtedness has occurred. Each Member who receives a notice from a Member who gives a Guaranty and is called upon or required to pay any amount pursuant to such Guaranty (a "Called Party") with respect to the amount required to be paid by such Called Party pursuant to any guaranty shall, within seven (7) days after receipt of such notice, pay to the Called Party his proportionate share (calculated in accordance with his Percentage Interest) of such total amount payable by the Called Party. Each Member shall indemnify and hold harmless the other Members and the Company from and against any loss, cost, damage, claim or expense (including reasonable attorneys' fees) which may be incurred as a result of such indemnifying Member's breach of any of the obligations contained in this Section.

(e) Nature of the Obligations. No creditors of the Company or other third parties shall have any rights, as third party beneficiaries or otherwise, to compel any call for supplemental capital contributions or any capital contribution. The Company may not assign the obligations of the Members under
Section 2(a) of this Agreement to any creditor or other third party.

(f) No Voluntary Withdrawal, Resignation or Return of Capital. No Member shall have the right to withdraw or resign voluntarily as a Member or to be repaid any of his capital contributions, except as expressly set forth in this Agreement. No interest shall accrue on the capital contributions of the Members, except as expressly set forth herein or otherwise approved by the Managers.

3. MANAGEMENT OF THE COMPANY.

(a) Management by Managers. Pursuant to the Articles of Organization of the Company, management of the Company is vested in the Manager. Subject to the restrictions described in Section 3(e) hereof, the Manager shall have the exclusive right, power and authority to manage and operate the business and affairs of the Company and to authorize any act or transaction on behalf of the Company. The Manager shall not be required to devote full time or attention to the business of the Company and may engage in other activities in addition to those relating to the Company. The Manager is an agent of the Company for the purpose of its business or affairs, and the act of a Manager, including, without limitation, the execution in the name of the Company of any instrument, for apparently carrying on in the usual way the business or affairs of the Company, shall bind the Company.

(b) Administrative Certifications. The Manager shall be authorized to execute and deliver such certifications as he may determine to be necessary or appropriate concerning the status and identity of the Members, the continued existence of the Company, and the existence or nonexistence of any fact or facts which constitute conditions precedent to acts by the Company,

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the Manager or the Members that are related in any way to the business and affairs of the Company, including, without limitation, compliance with any provisions of this Agreement, the granting or refusal of any approvals or consents required hereunder, and the identity of the Persons who are authorized to execute and deliver any instrument or document on behalf of the Company. Any Person dealing with the Company or the Manager may rely upon any such certificate executed by a Manager, unless such Person has actual knowledge that the same is inaccurate or incomplete in a material respect, without the necessity of further inquiry.

(c) Resignation, Removal or Dissolution of a Manager. A Manager may resign as such as of the end of any calendar quarter upon notice to the Members of not less than thirty (30) days. A Manager may be removed at any time by a Majority of the Members. Upon the removal, death or resignation of a Manager, his successor shall be appointed by a Majority of the Members.

(d) Durable Power of Attorney. Each Member, by execution of this Agreement, designates and appoints the Manager (with the power to substitute his successor) as the true and lawful attorney-in-fact of such Member for the purpose of executing, acknowledging and delivering any and all instruments and documents which may be necessary or appropriate for the proper exercise of any of the rights and powers conferred upon the Manager under this Agreement, including, but not limited to, any and all instruments and documents which the Managers are authorized to execute under this Agreement which might appropriately be executed by one or more of the Members, as Members, pursuant to the Act. Such Powers of Attorney shall be exercisable only in furtherance of the provisions of this Agreement, and not in contravention thereof. Each such Power of Attorney is irrevocable, is coupled with an interest, shall not be affected by the disability, incompetency, incapacity, death, insolvency, bankruptcy or dissolution of any Member, shall be binding on all Members, their successors and permitted assigns, and may be exercised by any one or more of the persons who serve as Managers of the Company from time to time.

(e) Decisions Reserved to Members. Notwithstanding the foregoing provisions of this Section or anything to the contrary contained in this Agreement, the approval or concurrence of a Majority of the Members shall be required to effect any of the following actions:

         (i) a substantial change in the nature of the Company's business;

         (ii) the sale of substantially all of the assets or merger or consolidation of the Company;

         (iii) the liquidation, dissolution and winding up of the Company;

         (iv) any amendment to or modification of this Agreement, except as authorized pursuant to the terms hereof;

         (v) the addition, compensation or removal and replacement of any Manager;

                                        4

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         (vi) the execution of any agreement or instrument other than in the ordinary course of business;

         (vii) incurring indebtedness other than in the ordinary course of business; or

         (viii) the making of any capital expenditures other than in the ordinary course of business.

No Member, acting solely in the capacity as a Member of the Company, is an agent for the Company for any purpose. Without limiting the generality of the preceding sentence, a Member, acting solely as a Member, shall not have any authority to transfer title to any property of the Company or to otherwise bind the Company in any manner.

(f) Transactions with Members. Subject to the provisions of this Section, a Manager or Member or Affiliate thereof shall have the right to contract, enter into a lease, and otherwise deal with the Company, including, without limitation, the lending of money to, or the guarantee of indebtedness or extension of credit for or on behalf of the Company, provided that any such loan, contract, arrangement or understanding shall be on such terms and conditions, and shall provide such compensation, as is customarily found in arms-length transactions between unrelated parties engaged in similar transactions and shall be approved by a Majority of the Members.

(g) Company Property. Any property acquired as of or after the date hereof by the Company by lease, purchase or otherwise, shall be acquired and held in the name of the Company and conveyed only in accordance with this Agreement. A Member has no interest in specific assets of the Company except as may be expressly provided in any written agreement in effect from time to time.

(h) Execution of Instruments. Any deed, agreement or other instrument, whether or not for apparently carrying on in the usual way the business or affairs of the Company, shall be binding on the Company and may be relied upon by any person or entity which is supplied with such executed deed, agreement or other instrument, if the same is executed on behalf of the Company by the Managers.

4. TAX, ACCOUNTING AND FINANCIAL MATTERS.

(a) Partnership Status. The Members intend that the Company shall be taxed as a partnership for federal and state tax purposes, and not as an association taxable as a corporation.

(b) Capital Accounts. A separate capital account (collectively, the "Capital Accounts") shall be established for each Member and maintained and adjusted in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder (the "Regulations"). None of the Members shall be obligated to the Company, to the other

                                        5

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Members, or to any other party, to restore any deficit balances which at any time may exist in their respective Capital Accounts.

(c) Distribution of Funds. The Manager may establish, set aside, expend and replenish such reasonable reserves as they shall determine to be necessary or appropriate for working capital and other anticipated costs and expenses of the Company's business. Each outstanding Class B Unit shall entitle the holder thereof to receive a distribution of Five Thousand Dollars ($5,000) of the net profits of the Company for each full fiscal year during the term hereof and a pro rata portion of said net profits for any partial fiscal year. All other funds which the Manager decides to distribute shall be distributed to the Members in accordance with their Percentage Interests at such times and in such manner as the Manager shall determine; provided, however, that the Company shall, at a minimum, distribute an amount sufficient for each Member to pay federal and state income taxes attributable to such Member's share of the Company's net taxable earnings for each fiscal year or part thereof which amount shall equal the product of:

         (i) the portion of the Company's net taxable earnings for each fiscal year or part thereof, as the case may be, which are attributable to the Member's Percentage Interest; and

         (ii) the sum of the highest federal income tax rate and the highest applicable state income tax rate in effect for individuals for such fiscal year.

(d) Preparation of Tax Returns. The Company shall arrange, at its expense, for the timely filing of all necessary tax returns for the Company and for the preparation and distribution of such tax information as may be reasonably required by the Members for federal, state and local income tax reporting purposes.

(e) Tax Allocations. Profits or losses of the Company for each fiscal year shall be determined by the Company's accountants in accordance with tax methods and practices approved by the Members. Except as specifically provided to the contrary in this Agreement, and as otherwise required by provisions of the Code and Regulations, the profits or losses of the Company, each item of income, gain, loss, deduction or credit entering into the computation thereof, and each item of income, gain, loss, deduction or credit which the Members are required to take into account separately under the provisions of the Code or Regulations, shall be allocated among the Members so as to maintain their respective Capital Accounts in proportion to their Percentage Interests from time to time.

(f) Additional Tax Provisions. Notwithstanding Section 4(e) hereinabove, (i) if there is a net decrease in the Company's minimum gain (as determined pursuant to Section 1.704-2(b)(2) of the Regulations) during any fiscal year, the Members shall be allocated, before any other allocation for such year, items of income and gain for such year (and, if necessary, subsequent years) in the amounts and proportions set forth in Section 1.704-2(g) of the Regulations; (ii) if there is a net decrease in the minimum gain attributable to any nonrecourse debt (as determined pursuant to Section 1.704-2(b)(4) of the Regulations) during any fiscal year, any Member with

                                        6

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a share of the minimum gain attributable to such debt shall be allocated items of income and gain for such year (and, if necessary, subsequent years) in the amounts and proportions set forth in Section 1.704-2(i) of the Regulations;
(iii) in the event any Member unexpectedly receives any adjustment, allocation or distribution described in subsections (4), (5), or (6) of Regulations Section 1.704-1(b)(2)(ii)(d), items of Company income or gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate any deficit balance in such Member's Capital Account (and for purposes of this provision, the balance in each Member's Capital Account shall be computed with the adjustments required by such Regulations); (iv) except as otherwise provided in this Agreement, all nonrecourse deductions (as defined in Section 1.704-2(b)(1) of the Regulations) shall be allocated among the Members in accordance with their Percentage Interests; (v) any item of Company loss, deduction or Code Section 705(a)(2)(B) expenditure that is attributable to nonrecourse debt shall be allocated to any Member or Members bearing the economic risk of loss for such debt in the amounts and proportions set forth in
Section 1.704-2(i)(1) of the Regulations; (vi) in the event that mandatory allocations are made under this Section, then to the extent permitted under applicable Regulations, subsequent allocations of profits and losses of the Company will first be made to the Members in a manner that will result as closely as possible in each Member having a Capital Account balance equal to the balance that would have resulted if such mandatory allocations had not been made; and (vii) in the event of a change in the Members' Percentage Interests during any fiscal year of the Company, profits or losses of the Company for such fiscal year shall be allocated under an accounting method which complies with
Section 706(d) of the Code and Regulations.

(g) Books of Account. The Company's books of account and all other records required by the Act shall be kept at the registered office maintained for the Company under the Act. Each transaction of the Company shall be fully and accurately entered on the Company's books in a manner conforming to the methods and practices used by the Company for federal income tax purposes. All the books and records of the Company shall be open to inspection by any Member, and by the designated agents of the Members, and shall be available for copying, at such Member's expense, at any time during normal business hours.

(h) Banking and Investments. Funds of the Company may be deposited in such checking accounts or savings accounts, or invested in certificates of deposit, money market funds, mutual funds, or other securities, with such institutions and on such terms as the Managers shall designate. Checks or withdrawals from any such accounts, or the liquidation of any such investments or securities, may be made for any proper Company purpose, upon such signatures and other instructions as the Managers may designate.

5. TRANSFERS BY MEMBERS.

(a) General Restrictions. No Member shall transfer, sell, assign, encumber or in any way alienate or dispose of all or any portion of his or her Membership Interest whether voluntarily, by operation of law (including, without limitation, any inter vivos conveyance, testamentary disposition, transfer by intestate succession, or pursuant to a divorce decree or settlement) or

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otherwise (a "Disposition"), except where the same is expressly required or permitted under this Agreement or upon the consent of a Majority of the Members. Any purported Disposition in breach of the preceding sentence shall be void or ineffectual, and shall not operate to transfer any Membership Interest or any portion thereof or other claims or benefits against the Company to the purported assignee or recipient and shall not relieve the Member attempting to make such Disposition from any liability under this Agreement.

(b) Company Restrictions. Even though otherwise required or permitted under the terms of this Agreement, no Disposition shall be made or effective in violation of the terms and provisions of any mortgages, covenants or other instruments affecting the Company or the Members and approved by the Managers pursuant to this Agreement.

(c) Death, Dissolution, Incompetency, Insolvency or Bankruptcy of a Member. A person shall cease to be a Member only upon the occurrence of the events specified in Section 6 hereof. In the event of the death, dissolution, incompetency, insolvency or bankruptcy of a Member, such Member's personal representative, conservator or other legal representative shall have no management rights, but shall have the right to receive distributions and to share in the profits and losses of the Company ("Financial Rights") attributable to such Member's Membership Interest and may transfer such Membership Interest pursuant to this Agreement.

(d) Effect of Transfer. An assignment of any Membership Interest does not of itself dissolve the Company, or entitle the assignee thereof (the "Assignee") to exercise any management rights. Unless otherwise provided in this Agreement, any such assignment only entitles the Assignee to the Financial Rights of the party making the assignment (the "Assignor"), to the extent assigned. A person may become a Member of the Company only upon the written consent of the Managers. Any Disposition permitted under this Agreement shall be effective only after each Member has received not less than thirty (30) days prior written notice thereof. A Member who assigns his Membership Interest does not cease to be a Member, and is not relieved in any manner from any obligations under this Agreement, unless and until the Assignee is substituted as a Member pursuant to this Agreement, and then only to the extent of the interest assigned.

(e) Effect of Agreement. The rights of any party acquiring any Membership Interest, any portion thereof, or other rights in or claims against the Company shall be subject in all respects to terms and provisions of this Agreement including, without limitation, restrictions on any further transfer. If the Assignor from whom the Assignee receives his assignment is required to sell his Membership Interest pursuant to any provision of this Agreement, such sale shall extinguish any further rights the Assignee may have in or against the Company, and the Assignee shall upon request deliver an instrument to that effect. The rights of an Assignee against his Assignor with respect to the proceeds of any such sale, and with respect to any interest in the Company which the Assignor may acquire after the date of assignment by virtue of any provision under this Agreement, shall be as set forth in any written agreement with respect thereto between the Assignor and the Assignee. The Company and the Members shall have no obligation to inquire into any such agreements between an Assignee and his Assignor, and may rely upon the books and records of the Company in issuing notices under this

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Agreement, and in making distributions and allocations of profit or loss, until instructions to the contrary are received from the Assignor and the Assignee.

6. CESSATION OF MEMBERSHIP. A Member has no power to cease being a Member of the Company by voluntary act. In accordance with the Act, as modified by the provisions hereof, a Person shall cease to be a Member only upon the assignment of the entire Membership Interest of such Member and the admission of the Assignee thereof as a substitute Member, all in accordance with the terms of this Agreement.

7.       DISSOLUTION OF THE COMPANY.

(a) Events Causing Dissolution. The Company shall be dissolved, and its affairs wound up, upon the occurrence of the first of the following events:

         (i) The written consent of all Members to dissolve;

         (ii) the cessation of membership of all Members of the Company, unless the holders of all of the Financial Rights agree in writing, within ninety (90) days after the cessation of Membership of the last Member, to continue the legal existence and business of the Company and to appoint one or more new Members;

         (iii) when the Company is not the successor in a merger or consolidation of the Company with one or more entities; or

         (iv) upon the entry of a decree of judicial dissolution pursuant to the Act.

(b) Winding Up Of Business. All Members who have not wrongfully dissolved the Company may participate in the winding up of the Company's business and affairs. Such Members may preserve the Company business or property as a going concern for a reasonable time, prosecute and defend actions and proceedings, settle and close the Company's business, dispose of and transfer property, discharge the Company's liabilities, distribute the assets of the Company pursuant to the Act and provisions of this Agreement, file articles of dissolution pursuant to the Act, dispose of known claims against the Company under the procedure described in the Act, publish notice of dissolution pursuant to the procedures in the Act concerning unknown claims, and perform other necessary and appropriate acts.

8. LIABILITY AND INDEMNIFICATION PROVISIONS.

(a) Obligations and Debts of the Company. Except as any Member or Manager may specifically otherwise agree in writing, no Member or Manager shall be liable under any judgment, decree or order of a court or in any other manner for any debt, obligation or liability of the Company, whether arising in contract, tort or otherwise, or for the acts or omissions of any other Member or Manager, or of any agent or employee of the Company.

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(b) Liability of Members to Each Other. A Member or Manager who breaches any provision of this Agreement shall be liable to each other Member and to the Company for any loss, damage or expense arising, directly or indirectly, as a result of the breaching Member's or Manager's (i) willful breach of any provision of this Agreement (including but not limited to any actual or attempted transfer of any portion of a Membership Interest other than as permitted under the terms hereof), (ii) commission of any act which subjects any Member or Manager to liability of any debt, obligation or liability of the Company as if he were a general partner in any jurisdiction or to any other liability except as provided for in this Agreement or under the Act or (iii) commission of any act which results in the taxation of the Company for federal income tax purposes as an association taxable as a corporation.

(c) Exculpation of Members. Except as provided in Section 10(b) and to the extent that may otherwise be required by applicable law, no Member, Manager or former Member or Manager, shall be liable, responsible or accountable in damages or otherwise to the Company, to any Members or former Members, for any acts or omissions related to the Company or its business activities unless the same constitutes (i) gross negligence, (ii) fraud or other willful misconduct or
(iii) the breach of any material covenant to be performed under this Agreement.

(d) Indemnification by Company. Except for claims expressly excluded from the exculpation provisions in Section 10(c), the Company shall, to the fullest extent permitted by applicable law, indemnify, any Person, and the heirs, devisees, executors and administrators of such Person (individually, an "Indemnified Party," collectively, the "Indemnified Parties") who, by reason of the fact that such Indemnified Party is or was a Member, Manager, agent, affiliate or employee of the Company or an officer, director, shareholder, member or manager of a Member or Manager, and was or is a party or is threatened to be made a party, to:

         (i) any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals (other than an action by or in the right of the Company), against expenses, including, without limitation, attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such threatened, pending or completed claim, action, suit or proceeding; and

         (ii) any threatened, pending or completed claim, action or suit by or in the right of the Company to procure a judgment in its favor, against expenses including, without limitation, attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit.

(e) Interim Advances. Expenses (including, without limitation, attorneys' fees) incurred by any Indemnified Party in defending a civil or criminal claim, action, suit or proceeding may be paid by the Company in advance of the final disposition of such claim, action, suit or proceeding upon the Company's receipt of an undertaking to repay such amount if and to the extent that it shall be ultimately determined that such Indemnified Party is not entitled to be indemnified by the Company.

(f) Maintenance of Indemnification Insurance. The Manager shall have the power to purchase and maintain, at the expense of the Company, insurance on behalf of any person who is or was a Member, Manager or employee of the Company against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under applicable law. When, and if, the Company obtains any such insurance, the Company shall not be required to maintain the same in effect, but the Company shall make reasonable efforts to notify the covered person in writing within five (5) business days after making any decision not to renew or replace such coverage. The maintenance of any such insurance shall not diminish the Company's liability for indemnification under the provisions hereof. Any claim for reimbursement or indemnification hereunder shall not be denied by the Company on the basis that the same may or will be covered by any insurance maintained by the Company.

(g) Notification and Defense of Claims. Promptly after receipt of any notice concerning the commencement of an action, suit or proceeding, if a claim in respect thereof is to be made against the Company, the Indemnified Party shall notify the Company thereof, provided that failure to give such prompt notice shall not relieve the Company from any liability it may have to the Indemnified Party hereunder, except to the extent that the Company is prejudiced in its defense of such claim as a result of such failure. The Company may assume the defense of any such claim with counsel reasonably satisfactory to the Indemnified Party, and shall not be obligated to furnish separate counsel to the Indemnified Party in any action in which the Company and the Indemnified Party are joined unless the Indemnified Party reasonably concludes that there may be a conflict of interest between him and the Company. After notice from the Company to the Indemnified Party of its election to so assume the defense of such claim, the Company shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by him, except in cases where separate representation is required. No settlement of any such claim shall be made without the mutual approval of the Company and the Indemnified Party, but neither of them shall unreasonably condition, delay or withhold their consent to any settlement which the other has proposed.

(h) Other Remedies. The indemnification and advancement of expenses provided under this Section shall not be deemed exclusive of any other rights to which an Indemnified Party may be entitled under the Articles, this Agreement, or any other agreement or understanding approved by a Majority.

(i) Scope of Provisions. For purposes of this Section, references to the Company shall include all constituent entities absorbed in any consolidation or merger, as well as the resulting or surviving entity, and the term "Indemnified Party" shall mean any person who is or was a Member, Manager or employee of such a constituent entity or is or was serving in any capacity at the request of the Company or of any such constituent entity.

9. DUTY OF LOYALTY AND CARE. Pursuant to Section 10-12-21 of the Act, each Member shall owe the Company and each other Member a duty of loyalty and a duty of care. Notwithstanding the foregoing, as contemplated by Section 10-12-21(1) of the Act, each Member agrees that such duties of loyalty and care shall be modified to permit each Member or affiliate thereof to do any of the following:

         (a) to contract or otherwise deal with the Company in the conduct or winding up of its business or affairs (including, without limitation, the provision of services to, the lending of money to, of the guarantee of indebtedness or extension of credit for or on the behalf of the Company), provided that such Member or affiliate shall fully disclose to the Members all material facts of such proposed contract, loan or arrangement and the Majority of disinterested Members shall approve, authorize or ratify such contract, loan or arrangement; and

         (b) to carry on, participate or invest in any business, opportunity or investment activity which may be competitive with or otherwise within the line of business of the Company or which may present an opportunity for the Company (in each case, regardless of whether the Company may be interested in pursuing and financially able to undertake such activity, investment or enterprise), other than ownership and management of property directly owned by the Company (any such permitted business, opportunity or activity being hereinafter referred to as a "Business Opportunity").

Each Member specifically acknowledges and consents to the right of each other Member or Affiliate thereof to pursue any investment or participation in any Business Opportunity without first being required to offer the same to the Company for its own benefit, and such Member shall not be deemed in violation of the duty of loyalty imposed under Section 10-12-21(f) of the Act as a result of such investment or participation. Each Member hereby waives, releases and relinquishes any claim it may have against any other Member and Member's affiliates under any "partnership opportunity" doctrine or other legal or equitable principal of law (including Section 10-12-21(f) of the Act) arising with respect to or in connection with the pursuit of any Business Opportunity by any other Member or affiliate thereof.

Each Member hereby further agrees as contemplated by Section 10-12-21(l)(2)(b) of the Act, that a Majority of disinterested Members may approve, authorize, or ratify, after full disclosure of all material facts, a specific act or transaction that would otherwise violate the duty of loyalty prescribed under
Section 10-12-21 of the Act.

10. GENERAL PROVISIONS.

(a) Specific Performance. The parties hereby acknowledge and agree that the Membership Interests are of a unique and extraordinary nature and cannot be purchased on the open market because of the restriction on transferability contained herein, and for those reasons, among others, the parties will be irreparably damaged in the event that certain provisions of this Agreement are not specifically enforced. Therefore, in the event of any controversy concerning the sale or disposition of any Membership Interest, the same shall be enforceable in a court of equity by a decree of specific performance, by temporary or permanent injunction, or by any other legal or equitable remedy, without the necessity of instituting arbitration proceedings, showing actual damages or furnishing a bond or other security. Such remedies shall be cumulative, rather than exclusive, and shall be in addition to any other remedy which the Company or any Member may have for such breach of this Agreement.

(b) Arbitration Of Disputes. The parties hereto acknowledge and agree that this Agreement and the performance of the transactions contemplated hereby evidence transactions which involve a substantial nexus with interstate commerce. Accordingly, except in the case of a controversy or claim concerning the sale or disposition of any Membership Interest, any controversy or claim between the Members arising out of or related to the Company or any breach of this Agreement must be settled by binding arbitration in Birmingham, Alabama by the American Arbitration Association in accord with its then-prevailing rules, in lieu of judicial proceedings. The arbitrators shall have no power to change the provisions of this Agreement, and the determination of the arbitrators shall be conclusive and binding upon the parties thereto, and judgment upon the award rendered may be entered in accordance with applicable law in any court having jurisdiction thereof. The prevailing party in any arbitration proceeding shall be entitled, in addition to such other relief as it may obtain, to the payment of all costs and expenses incurred in connection therewith, including reasonable attorneys' fees.

(c) Procedure For Consent. If a Member delivers notice to the other Members of any proposal or other matter required to be submitted for consideration, consent or approval under this Agreement, which notice shall include a description of the matter and may include such Member's recommendation as to such matter, then the matter shall be conclusively presumed to have been consented to and approved by any Member who fails to deliver notice of a written objection or negative vote within ten (10) days thereafter.

(d) Survival of Rights. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legatees, executors, administrators, successors and permitted assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

(e) Headings. The headings of the Sections of this Agreement are inserted for convenience and general reference only, shall not be construed as part of this Agreement, and shall in no way be construed as defining, limiting or affecting the scope or intent of the provisions of this Agreement.

(f) Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Alabama.

(g) Waiver. No consent or waiver, expressed or implied, by a Member with respect to any breach or default by any other Member in the performance by such other Member of his obligations hereunder shall be deemed or construed to be a consent or waiver with respect to any other breach or default in the performance by such other Member of the same or any other obligations of such other Member hereunder. Failure on the part of a Member to complain of any act or failure to act of any other Member or to declare any other Member in default, irrespective of how long such failure continues, shall not constitute a waiver by such Member of his rights hereunder. The giving of consent by a Member in any one instance shall not limit or waive the necessity of obtaining such Member's consent in any future instance. Any consent required to be given hereunder shall be in writing unless otherwise provided herein.

(h) Amendment. This Agreement may not be changed orally, but only by an instrument in writing signed by a Majority of Members after ten (10) days notice of the proposed amendment has been given to each Member.

(i) Further Assurances. Each party hereto agrees to do all acts and things and to make, execute and deliver such written instruments as shall from time to time be reasonably required to carry out the terms and provisions of this Agreement.

(j) Notice. Company statements, reports and income tax returns may be mailed to Members by regular first-class mail. All other notices and communications under this Agreement shall be in writing, duly signed by the party giving the same, and shall be deemed to have been delivered (i) when deposited in any United States postal facility, with sufficient postage affixed, for delivery by registered or certified mail, return receipt requested, and addressed as follows (or to such other address as a Member may specify by notice in the manner provided herein):

         Julian B. MacQueen            113 Baybridge Drive
                                       Gulf Breeze, Florida 32561

         Southwind Development         c/o Julian B. MacQueen
          Management Company, Inc.     113 Baybridge Drive
                                       Gulf Breeze, Florida 32561

or (ii) when actually received by hand delivery, by nationwide air courier, by telecopy or by other form of facsimile transmission. The registered agent of the Company shall use his reasonable best efforts to notify the Members of any notices or communications required to be delivered pursuant to this Agreement.

(k) Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof, and there are no agreements, understandings, warranties or representations between the parties hereto other than those set forth herein.

IN WITNESS WHEREOF, the Members have caused this Agreement to be executed and delivered as of the date first written above.


                                         MACQUEEN:

                                         /s/ Julian B. MacQueen
                                         --------------------------------------
                                         Julian B. MacQueen


                                         SOUTHWIND DEVELOPMENT:

                                         SOUTHWIND DEVELOPMENT MANAGEMENT
                                          COMPANY, INC.


                                         By:  /s/ Julian B. MacQueen
                                            -----------------------------------
                                         Its President

                                    EXHIBIT A


                                                                    Percentage
         Member                      Class A Units                   Interest
         ------                      -------------                  -----------
Julian B. MacQueen                         99                          99%

Southwind Development                       1                           1%
 Management Company, Inc.



                                       A-1